                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

================================================================================

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER LA, DIRECTOR OF FINANCIAL ANALYSIS, (248) 204-8159

================================================================================

                        MEADOWBROOK INSURANCE GROUP, INC.
                           REPORTS SECOND QUARTER 2005
                       NET INCOME UP 62.4% TO $4.6 MILLION

          - EARNINGS PER DILUTED SHARE OF $0.16 FOR THE SECOND QUARTER
                            - COMBINED RATIO OF 97.1%
                           - REVENUES INCREASED 16.1%
                         - BOOK VALUE PER SHARE OF $6.00
             - 2005 YEAR TO DATE NET INCOME UP 37.5% TO $8.3 MILLION

                              SOUTHFIELD, MICHIGAN
                                 AUGUST 2, 2005

Second Quarter Results:

Meadowbrook Insurance Group (NYSE: MIG) reported net income for the quarter ended June 30, 2005 of $4.6 million, or $0.16 per diluted share, up 62.4% compared to net income of $2.8 million, or $0.10 per diluted share, in 2004. Net operating income(1) for the quarter ended June 30, 2005 was $4.5 million, or $0.15 per diluted share, up 58.8% compared to net operating income of $2.8 million, or $0.10 per diluted share, in 2004. This improvement reflects growth of earned premium from profitable programs, a continued favorable rate environment, and overall expense management.

Commenting on the results, Meadowbrook President and Chief Executive Officer, Robert S. Cubbin stated: "The net income for the second quarter shows strong evidence of our commitment to disciplined underwriting, growth of our profitable specialty programs, and continued success in leveraging our fixed costs."

During the quarter, gross written premium increased $5.1 million, or 7.2%, to $76.0 million, from $70.9 million for the comparable period in 2004. This increase reflects the growth from modest premium rate increases and new programs implemented in 2004.

----------
(1) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

PRESS RELEASE                                                             PAGE 2

Revenues:

Revenues increased $10.6 million, or 16.1%, to $76.0 million for the quarter ended June 30, 2005, from $65.4 million for the comparable period in 2004.

Net earned premium increased $10.3 million, or 19.4%, to $63.4 million for the quarter ended June 30, 2005, from $53.1 million for the comparable period in 2004. This increase reflects the growth in earned premium from programs written in the second half of 2004 and the first quarter of 2005, which included new programs implemented in 2004. In addition, this growth includes the impact of overall rate increases of 8.4% and 1.6% achieved in 2004 and 2005, respectively. This growth also includes the impact of the increase in the net retention on the Company's core workers' compensation reinsurance treaty.

Net commissions and fees decreased $810,000, or 9.2%, to $8.0 million for the quarter. This decrease is primarily related to the anticipated impact from the expected run-off of two limited duration contracts with the State of Missouri. As announced in the third quarter of 2004, the Company accelerated the recognition of $3.5 million in revenue from those contracts and therefore, fees that would otherwise have been earned this year were earned in 2004. However, intercompany fees, which are eliminated upon consolidation, have continued to increase. Therefore, gross commissions and fees, before consolidation, remained consistent at $20.9 million.

Net investment income increased $930,000, or 26.2%, to $4.5 million for the quarter ended June 30, 2005, from $3.5 million for the comparable period in 2004. Average invested assets increased $66.9 million, or 19.5%, to $409.8 million in 2005, from $343.0 million for the comparable period in 2004. The increase in average invested assets reflects cash flows from underwriting activities, growth in gross written premium during 2004 and 2005, and $24.3 million in net proceeds received in conjunction with the senior debentures issued during the second quarter of 2004. This increase was also the result of a rise in the average investment yield to 4.4%, compared to 4.1% for the comparable period in 2004. The current pre-tax book yield is 4.1%. The duration of the investment portfolio is 3.8 years.

Expenses:

Incurred losses increased $4.9 million, or 14.9%, to $37.7 million for the quarter ended June 30, 2005, from $32.8 million for the comparable period in 2004. The loss and loss adjustment expense ratio for the quarter ended June 30, 2005 was 64.4%, compared to 66.5% for the comparable period in 2004. This overall improvement in the loss and loss adjustment expense ratio reflects continued rate increases, the growth of earned premiums in the current accident year from profitable programs, stable reserves on prior accident years, and the expected shift in the balance of net earned premiums between the workers' compensation and general liability lines of business. Historically, the general liability line of business has a lower loss ratio and a higher commission rate. This improvement also includes a modest decrease in unallocated loss adjustment expense as a result of efficiencies realized in claims management.

Policy acquisition and other underwriting expenses increased $2.1 million, or 23.7%, to $11.0 million for the quarter ended June 30, 2005, from $8.9 million for the comparable period in 2004. The GAAP expense ratio was 32.7% for the quarter ended June 30, 2005, compared to 34.7% for the quarter ended June 30, 2004. The decrease in the expense ratio is primarily due to the continued leveraging of fixed costs and a reduction in insurance related assessments. Also impacting the expense ratio was a reduction in net ceded excess reinsurance expense which included a reduction in the net cost related to two of the Company's reinsurance treaties as a result of an increase in the net retention level. These decreases to the expense ratio were partially offset by the anticipated increase in outside commission expense resulting from the previously mentioned shift in the balance of premiums between the workers' compensation and general liability lines of business.

PRESS RELEASE                                                             PAGE 3

The GAAP combined ratio was 97.1% for the second quarter of 2005, compared to 101.2% for the comparable period in 2004.

Commenting on the 2005 GAAP combined ratio, Mr. Cubbin stated: "We are very pleased with the strong improvement in the GAAP combined ratio from 2004 to 2005. We will continue to focus our efforts on leveraging fixed costs and maintaining or improving our loss and expense ratios."

Salaries and employee benefits for the quarter ended June 30, 2005 increased $1.3 million, or 10.7%, to $13.6 million, from $12.3 million for the comparable period in 2004, due primarily to merit increases and performance-based variable compensation. These increases were partially offset by a slight decrease in staffing levels.

Other administrative expenses decreased $423,000, or 6.5%, to $6.0 million for the quarter ended June 30, 2005, from $6.4 million for the comparable period in 2004. This decrease is primarily attributable to a decrease in expenses related to outside third party claims administrators, legal expenses, and overall expense management initiatives. These decreases were partially offset by a small increase in information technology expenses.

Interest expense increased $278,000, or 52.7%, to $806,000 for the quarter, from $528,000 for the comparable period in 2004. Interest expense increased $320,000 related to the senior and junior subordinated debentures. Excluding the interest related to the debentures, interest related to the Company's lines of credit decreased $42,000. This decrease reflects a lower average outstanding balance of $9.9 million during the quarter ended June 30, 2005, from $16.9 million for the comparable period in 2004, partially offset by an increase in the effective interest rate from 4.2% for the second quarter of 2004 to 5.4% for the comparable period of 2005. The increase in the effective interest rate is a result of the increase in the underlying Eurocurrency based rate.

Year to Date Results:

Net Income:

Net income for the six months ended June 30, 2005 was up $2.3 million, or 37.5% to $8.3 million, or $0.28 per diluted share, from net income of $6.0 million, or $0.21 per diluted share, for the comparable period in 2004.

Gross written premium increased $15.0 million, or 9.9%, to $166.9 million for the six months ended June 30, 2005, from $151.9 million for the comparable period in 2004.

Revenues:

Revenues increased $20.9 million, or 16.1%, to $150.8 million for the six months ended June 30, 2005, from $129.9 million for the comparable period in 2004.

Net earned premium increased $21.4 million, or 20.8%, to $124.2 million for the six months ended June 30, 2005, from $102.8 million during the same period of 2004.

Net commissions and fees decreased $2.0 million, or 9.9%, to $18.1 million for the six months ended June 30, 2005, from $20.1 million during the same period of 2004.

PRESS RELEASE                                                             PAGE 4

Expenses:

Incurred losses were $74.8 million for the six months ended June 30, 2005, up from $65.3 million in the comparable period of 2004. However, the loss and loss adjustment expense ratio for the six months ended June 30, 2005 was 65.0%, compared to 68.3% for the comparable period in 2004.

Other expenses were $63.5 million for the six months ended June 30, 2005, up from $55.0 million in the comparable period of 2004. However, the GAAP expense ratio was down slightly to 33.2% for the six months ended June 30, 2005, compared to 33.3% for the comparable period in 2004.

Other Matters:

Shareholders' equity increased to $175.0 million, or $6.00 per common share, at June 30, 2005, compared to $167.5 million, or $5.76 per common share, at December 31, 2004. The increase in shareholders' equity reflects year-to-date net income and the exercise of stock options and warrants. During the first six months of 2005, 21,850 stock options and 285,000 warrants were exercised for total proceeds of approximately $1.0 million. These increases were partially offset by a decrease of $1.1 million in the net unrealized gain in the Company's investment portfolio and share repurchases. The net unrealized gain was $3.7 million at June 30, 2005, down from $4.8 million at December 31, 2004, as a result of the expected increase in interest rates. The net unrealized gain increased during the quarter from $442,000 at March 31, 2005. As of June 30, 2005, the Company had repurchased 208,790 shares this year for a total cost of approximately $1.1 million.

At June 30, 2005, the Company's debt-to-equity ratio was 24.2%, compared to 26.5% at December 31, 2004. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would be 4.0% at June 30, 2005, compared to 5.4% at December 31, 2004.

Statutory surplus increased in the quarter to $126.2 million at June 30, 2005, from $122.4 million at March 31, 2005, and increased in the six months from $120.7 million at December 31, 2004. The increase in statutory surplus was primarily due to statutory net income which was partially offset by a slight increase in non-admitted assets.

Cash flow provided by operations was $8.9 million for the quarter ended June 30, 2005, compared to $10.1 million in 2004. For the six months ended June 30, 2005, cash flow provided by operations was $23.0 million, compared to $26.3 million for the comparable period of 2004. The decrease in the cash flow provided by operations reflects the tax benefit realized in 2004 from the utilization of the net operating loss carryforward. As of December 31, 2004, the entire net operating loss carryforward has been fully utilized.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                          PAGE 5

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION

                                                             JUNE 30,       DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                          2005             2004
------------------------------------------------------     ------------     ------------
BALANCE SHEET DATA

ASSETS
       Cash and invested assets                            $    407,405     $    402,156
       Premium & agents balances                                100,180           84,094
       Reinsurance recoverable                                  188,805          169,069
       Deferred policy acquisition costs                         26,168           25,167
       Prepaid reinsurance premiums                              25,350           26,075
       Goodwill                                                  28,997           28,997
       Other assets                                              63,117           66,138
                                                           ------------     ------------

TOTAL ASSETS                                               $    840,022     $    801,696
                                                           ============     ============

LIABILITIES
       Loss and loss adjustment expense reserves           $    418,069     $    378,157
       Unearned premium reserves                                139,704          134,302
       Debt                                                       9,918           12,144
       Debentures                                                35,310           35,310
       Other liabilities                                         62,026           74,273
                                                           ------------     ------------
TOTAL LIABILITIES                                               665,027          634,186

STOCKHOLDERS' EQUITY
       Common stockholders' equity                              174,995          167,510
                                                           ------------     ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                   $    840,022     $    801,696
                                                           ============     ============

BOOK VALUE PER COMMON SHARE                                $       6.00     $       5.76

BOOK VALUE PER COMMON SHARE EXCLUDING
    UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
    SECURITIES, NET OF DEFERRED TAXES                      $       5.87     $       5.60

EARNINGS RELEASE                                                          PAGE 6

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

                                                                   FOR THE QUARTER                 FOR THE SIX MONTHS
                                                                    ENDED JUNE 30,                   ENDED JUNE 30,
(IN THOUSANDS, EXCEPT                                        ----------------------------     -----------------------------
  SHARE & PER SHARE DATA)                                        2005            2004             2005             2004
----------------------------------------------------------   ------------    ------------     ------------     ------------
SUMMARY DATA
    Gross written premiums                                   $     75,960    $     70,871     $    166,952     $    151,925
    Net written premiums                                           61,288          53,025          130,278          115,976

REVENUES
    Net earned premiums                                      $     63,364    $     53,083     $    124,151     $    102,796
    Commissions and fees (net)                                      8,034           8,844           18,133           20,125
    Net investment income                                           4,477           3,547            8,568            7,144
    Net realized gains (losses)                                       104             (32)             (10)            (152)
                                                             ------------    ------------     ------------     ------------
                                     TOTAL REVENUES                75,979          65,442          150,842          129,913
EXPENSES
    Net losses & loss adjustment expenses (1)                      37,728          32,826           74,862           65,335
    Salaries & employee benefits                                   13,648          12,325           26,253           25,133
    Interest expense                                                  806             528            1,579              843
    Policy acquisition and other underwriting expenses (1)         10,971           8,870           21,793           16,416
    Other administrative expenses                                   6,046           6,469           13,831           12,565
                                                             ------------    ------------     ------------     ------------
                                     TOTAL EXPENSES                69,199          61,018          138,318          120,292

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                      6,780           4,424           12,524            9,621
    Income tax expense                                              2,250           1,546            4,202            3,534
    Equity earnings of affiliates                                      50             (58)               1              (35)
                                                             ------------    ------------     ------------     ------------
NET INCOME                                                   $      4,580    $      2,820     $      8,323     $      6,052
                                                             ============    ============     ============     ============
NET OPERATING INCOME (2)                                     $      4,512    $      2,841     $      8,330     $      6,152
                                                             ============    ============     ============     ============

DILUTED EARNINGS PER COMMON SHARE
    Net income                                               $       0.16    $       0.10     $       0.28     $       0.21
    Net operating income                                     $       0.15    $       0.10     $       0.28     $       0.21

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             29,443,933      29,459,390       29,419,606       29,427,512

GAAP RATIOS:
    Loss & LAE ratio                                                 64.4%           66.5%            65.0%            68.3%
    Other underwriting expense ratio                                 32.7%           34.7%            33.2%            33.3%
                                                             ------------    ------------     ------------     ------------
    GAAP combined ratio                                              97.1%          101.2%            98.2%           101.6%
                                                             ============    ============     ============     ============

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 7 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                          PAGE 7

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION

                                                                              FOR THE QUARTER           FOR THE SIX MONTHS
                                                                               ENDED JUNE 30,              ENDED JUNE 30,
                                                                         ------------------------    ------------------------
(IN THOUSANDS)                                                              2005          2004          2005          2004
----------------------------------------------------------------------   ----------    ----------    ----------    ----------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                                      $   63,364    $   53,083    $  124,151    $  102,796

Consolidated net loss and LAE (1)                                        $   37,728    $   32,826    $   74,862    $   65,335
Intercompany claim fees                                                       3,077         2,463         5,793         4,865
                                                                         ----------    ----------    ----------    ----------
Unconsolidated net loss and LAE                                          $   40,805    $   35,289    $   80,655    $   70,200
                                                                         ==========    ==========    ==========    ==========

       GAAP loss and LAE ratio                                                 64.4%         66.5%         65.0%         68.3%

Consolidated policy acquisition and other underwriting expenses (1)      $   10,971    $    8,870    $   21,793    $   16,416
Intercompany administrative and other underwriting fees                       9,772         9,575        19,428        17,845
                                                                         ----------    ----------    ----------    ----------
Unconsolidated policy acquisition and other underwriting expenses        $   20,743    $   18,445    $   41,221    $   34,261
                                                                         ==========    ==========    ==========    ==========

       GAAP other underwriting expense ratio                                   32.7%         34.7%         33.2%         33.3%

GAAP combined ratio                                                            97.1%        101.2%         98.2%        101.6%

                                                                            2005          2004          2005          2004
                                                                         ----------    ----------    ----------    ----------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
       Management fees                                                   $    4,100    $    3,898    $    8,296    $    8,609
       Claims fees                                                            1,766         2,728         3,518         5,429
       Loss control fees                                                        555           532         1,128         1,077
       Reinsurance brokerage                                                     94           (30)          439           117
                                                                         ----------    ----------    ----------    ----------
Total managed programs                                                        6,515         7,128        13,381        15,232
Agency commissions                                                            1,982         1,770         5,942         4,989
Intersegment revenue                                                           (463)          (54)       (1,190)          (96)
                                                                         ----------    ----------    ----------    ----------
Net commissions and fees                                                      8,034         8,844        18,133        20,125
Intercompany commissions and fees                                            12,849        12,038        25,221        22,710
                                                                         ----------    ----------    ----------    ----------
Gross commissions and fees                                               $   20,883    $   20,882    $   43,354    $   42,835
                                                                         ==========    ==========    ==========    ==========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                          PAGE 8

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT
  SHARE & PER SHARE DATA)

                                                                      2002A         2003A        Q104A       Q204A         Q304A
                                                                   -----------  -----------  -----------  -----------  -----------
SUMMARY DATA
      Gross written premiums                                       $   183,637  $   253,280  $    81,054  $    70,871  $    79,234
      Net written premiums                                             139,795      189,827       62,951       53,025       56,303

INCOME STATEMENT

REVENUES
      Net earned premiums                                          $   145,383  $   151,205  $    49,713  $    53,083  $    52,963
      Commissions and fees (net)                                        37,581       45,291       11,281        8,844       12,669
      Net Investment income                                             13,958       13,484        3,597        3,547        3,757
      Net realized gains (losses)                                          666          823         (120)         (32)          79
      Gain on sale of subsidiary                                           199            -            -            -            -
                                                                   -----------  -----------  -----------  -----------  -----------
            TOTAL REVENUES                                             197,787      210,803       64,471       65,442       69,468

EXPENSES
      Net losses & loss adjustment expenses                             98,734       98,472       32,509       32,826       31,829
      Policy acquisition and other underwriting expenses                33,573       23,606        7,546        8,870        8,169
      Other administrative expenses                                     22,612       23,232        6,096        6,469        6,802
      Salaries & employee benefits                                      37,659       48,238       12,808       12,325       14,284
      Gain on debt reduction                                              (359)           -            -            -            -
      Interest expense                                                   3,021          977          315          528          686
                                                                   -----------  -----------  -----------  -----------  -----------
            TOTAL EXPENSES                                             195,240      194,525       59,274       61,018       61,770

INCOME BEFORE TAXES AND EQUITY EARNINGS                                  2,547       16,278        5,197        4,424        7,698
      Income tax expense                                                   897        6,182        1,988        1,546        2,509
      Equity earnings of affiliates                                          -            3           23          (58)          63
                                                                   -----------  -----------  -----------  -----------  -----------
NET INCOME                                                         $     1,650  $    10,099  $     3,232  $     2,820  $     5,252
      Net realized capital gain (loss), net of tax                         571          543          (79)         (21)          52
                                                                   -----------  -----------  -----------  -----------  -----------
OPERATING INCOME                                                   $     1,079  $     9,556  $     3,311  $     2,841  $     5,200
                                                                   ===========  ===========  ===========  ===========  ===========
      Weighted average common shares outstanding                    20,543,878   29,268,799   29,395,208   29,459,390   29,425,674
      Shares O/S at end of the period                               29,591,494   29,022,435   29,034,433   29,040,733   29,067,883

PER SHARE DATA (DILUTED)
      Net income                                                   $      0.08  $      0.35  $      0.11  $      0.10  $      0.18
      Net realized gain (loss), net of tax                         $      0.03  $      0.02  $ -          $ -          $ -
      Operating income                                             $      0.05  $      0.33  $      0.11  $      0.10  $      0.18
                                                                   -----------  -----------  -----------  -----------  -----------

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                     72.1%        70.1%        70.2%        66.5%        64.8%
GAAP Expense ratio                                                        36.5%        34.3%        31.8%        34.7%        34.7%
                                                                   -----------  -----------  -----------  -----------  -----------
GAAP COMBINED RATIO                                                      108.6%       104.4%       102.0%       101.2%        99.5%
                                                                   ===========  ===========  ===========  ===========  ===========
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                                $   145,383  $   151,205  $    49,713  $    53,083  $    52,963

Consolidated net loss and LAE                                      $    98,734  $    98,472  $    32,509  $    32,826  $    31,829
Intercompany claim fees                                                  6,154        7,514        2,402        2,463        2,511
                                                                   -----------  -----------  -----------  -----------  -----------
Unconsolidated net loss and LAE                                    $   104,888  $   105,986  $    34,911  $    35,289  $    34,340
                                                                   ===========  ===========  ===========  ===========  ===========

      GAAP NET LOSS AND LAE RATIO                                         72.1%        70.1%        70.2%        66.5%        64.8%

Consolidated Policy acquisition and other underwriting expenses    $    33,573  $    23,606  $     7,546  $     8,870  $     8,169
Intercompany administrative and other underwriting fees                 19,445       28,296        8,270        9,575       10,187
                                                                   -----------  -----------  -----------  -----------  -----------
Unconsolidated policy acquisition and other underwriting expenses  $    53,018  $    51,902  $    15,816  $    18,445  $    18,356
                                                                   ===========  ===========  ===========  ===========  ===========
      GAAP EXPENSE RATIO                                                  36.5%        34.3%        31.8%        34.7%        34.7%
GAAP COMBINED RATIO                                                      108.6%       104.4%       102.0%       101.2%        99.5%
                                                                   -----------  -----------  -----------  -----------  -----------
UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                                        $    12,761  $    18,751  $     4,711  $     3,898  $     3,948
            Claims fees                                                  8,076       14,756        2,701        2,728        5,998
            Loss control fees                                            2,590        2,303          545          532          552
            Reinsurance brokerage                                          309          308          147          (30)         184
                                                                   -----------  -----------  -----------  -----------  -----------
      Total managed programs                                            23,736       36,118        8,104        7,128       10,682
      Agency commissions                                                14,330        9,378        3,219        1,770        2,657
      Intersegment commissions and fees                                   (485)        (205)         (42)         (54)        (670)
                                                                   -----------  -----------  -----------  -----------  -----------
      Net Commissions and fees                                          37,581       45,291       11,281        8,844       12,669
      Intercompany commissions and fees                                 25,599       35,810       10,672       12,038       12,698
                                                                   -----------  -----------  -----------  -----------  -----------
      Gross commissions and fees                                   $    63,180  $    81,101  $    21,953  $    20,882  $    25,367
                                                                   ===========  ===========  ===========  ===========  ===========

                                                                      Q404A         2004A       Q105A        Q205A
                                                                   -----------  -----------  -----------  -----------
SUMMARY DATA
      Gross written premiums                                       $    82,334  $   313,493  $    90,992  $    75,960
      Net written premiums                                              61,682      233,961       68,990       61,288

INCOME STATEMENT

REVENUES
      Net earned premiums                                          $    58,734  $   214,493  $    60,787  $    63,364
      Commissions and fees (net)                                         7,741       40,535       10,099        8,034
      Net Investment income                                              4,010       14,911        4,091        4,477
      Net realized gains (losses)                                          412          339         (114)         104
      Gain on sale of subsidiary                                             -            -            -            -
                                                                   -----------  -----------  -----------  -----------
            TOTAL REVENUES                                              70,897      270,278       74,863       75,979

EXPENSES
      Net losses & loss adjustment expenses                             38,774      135,938       37,134       37,728
      Policy acquisition and other underwriting expenses                 8,839       33,424       10,822       10,971
      Other administrative expenses                                      6,597       25,964        7,785        6,046
      Salaries & employee benefits                                      12,880       52,297       12,605       13,648
      Gain on debt reduction                                                 -            -            -            -
      Interest expense                                                     752        2,281          773          806
                                                                   -----------  -----------  -----------  -----------
            TOTAL EXPENSES                                              67,842      249,904       69,119       69,199

INCOME BEFORE TAXES AND EQUITY EARNINGS                                  3,055       20,374        5,744        6,780
      Income tax expense                                                   309        6,352        1,952        2,250
      Equity earnings of affiliates                                         11           39          (49)          50
                                                                   -----------  -----------  -----------  -----------
NET INCOME                                                         $     2,757  $    14,061  $     3,743  $     4,580
      Net realized capital gain (loss), net of tax                         272          224          (75)          68
                                                                   -----------  -----------  -----------  -----------
OPERATING INCOME                                                   $     2,485  $    13,837  $     3,818  $     4,512
                                                                   ===========  ===========  ===========  ===========
      Weighted average common shares outstanding                    29,439,194   29,420,508   29,481,870   29,443,933
      Shares O/S at end of the period                               29,074,832   29,074,832   29,017,682   29,172,892

PER SHARE DATA (DILUTED)
      Net income                                                   $      0.09  $      0.48  $      0.13  $      0.16
      Net realized gain (loss), net of tax                         $      0.01  $      0.01  $         -  $      0.01
      Operating income                                             $      0.08  $      0.47  $      0.13  $      0.15
                                                                   -----------  -----------  -----------  -----------

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                     70.0%        67.9%        65.6%        64.4%
GAAP Expense ratio                                                        32.6%        33.5%        33.7%        32.7%
                                                                   -----------  -----------  -----------  -----------
GAAP COMBINED RATIO                                                      102.6%       101.4%        99.3%        97.1%
                                                                   ===========  ===========  ===========  ===========
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                                $    58,734  $   214,493  $    60,787  $    63,364

Consolidated net loss and LAE                                      $    38,774  $   135,938  $    37,134  $    37,728
Intercompany claim fees                                                  2,315        9,691        2,716        3,077
                                                                   -----------  -----------  -----------  -----------
Unconsolidated net loss and LAE                                    $    41,089  $   145,629  $    39,850  $    40,805
                                                                   ===========  ===========  ===========  ===========

      GAAP NET LOSS AND LAE RATIO                                         70.0%        67.9%        65.6%        64.4%

Consolidated Policy acquisition and other underwriting expenses    $     8,839  $    33,424  $    10,822  $    10,971
Intercompany administrative and other underwriting fees                 10,327       38,359        9,656        9,772
                                                                   -----------  -----------  -----------  -----------
Unconsolidated policy acquisition and other underwriting expenses  $    19,166  $    71,783  $    20,478  $    20,743
                                                                   ===========  ===========  ===========  ===========
      GAAP EXPENSE RATIO                                                  32.6%        33.5%        33.7%        32.7%
GAAP COMBINED RATIO                                                      102.6%       101.4%        99.3%        97.1%
                                                                   -----------  -----------  -----------  -----------
UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                                        $     3,696  $    16,253  $     4,196  $     4,100
            Claims fees                                                  1,780       13,207        1,752        1,766
            Loss control fees                                              545        2,174          573          555
            Reinsurance brokerage                                          119          420          345           94
                                                                   -----------  -----------  -----------  -----------
      Total managed programs                                             6,140       32,054        6,866        6,515
      Agency commissions                                                 2,159        9,805        3,960        1,982
      Intersegment commissions and fees                                   (558)      (1,324)        (727)        (463)
                                                                   -----------  -----------  -----------  -----------
      Net Commissions and fees                                           7,741       40,535       10,099        8,034
      Intercompany commissions and fees                                 12,642       48,050       12,372       12,849
                                                                   -----------  -----------  -----------  -----------
      Gross commissions and fees                                   $    20,383  $    88,585  $    22,471  $    20,883
                                                                   ===========  ===========  ===========  ===========